Exhibit 99.1

Trump Media Announces Release of Truth+ Streaming on Roku
Truth+ streaming app now available for Roku TV sets

SARASOTA, Fla., March 19, 2024 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq: DJT) ("TMTG" or the "Company"), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced today that it has successfully launched an app for Roku TVs to access the Truth+ streaming platform.

Now available in the Roku Channel Store, Truth+ offers family-friendly TV programming for patriotic Americans who want an alternative to woke entertainment corporations and biased news channels.

Truth+ provides reliable news broadcasts, entertainment, faith-based content, weather, documentaries, children's content, and more, featuring both live TV channels and Video on Demand (VOD). The Roku app will initially provide access to live TV channels, with VOD content to be added in the near future.

Currently available on iOS devices, Android devices, Apple TVs, Android TVs, Amazon Fire TVs, and on the Web, Truth+ offers features including live TV rewind with visual thumbnails, catch-up TV for up to seven days, network DVR, and a Spanish language interface option.

Roku TV owners can now download the Truth+ app directly to their TV sets from the Roku Channel Store, then sign in by using their mobile phones to scan a QR code from their TV sets or by using a passcode. Users without a Truth Social account can create one during the sign in process.

"We’re bringing Truth+ to Roku and planning to release more TV apps soon," said TMTG CEO and Chairman Devin Nunes. "Truth+ is the singular option for non-woke TV and movies, as well as a great alternative to discredited legacy news channels that have squandered the trust of the American people."

In the near future, TMTG plans to introduce Truth+ native apps for additional connected TV platforms including Samsung and LG.

TMTG anticipates that, as the rollout progresses, the Company will continue to stress and beta test the streaming technology while collecting input from users and to announce when testing is finished and the rollout is complete.

TMTG's ultra-fast streaming technology is powered through its custom-designed, multi-site Content Delivery Network (CDN) using the Company's own servers, routers, and software stack, created with the goal of rendering the service uncancellable by Big Tech.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including potential merger & acquisition activity, the rollout of products and features, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "soon," "goal," "intends," or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About TMTG

The mission of TMTG is to end Big Tech's s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact
Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact
press@tmtgcorp.com